As filed with the Securities and Exchange Commission on August 5, 1998

                                                     Registration No. 333-59309
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           ---------------------------
                          POST-EFFECTIVE AMENDMENT NO.1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------
                               MOTHERS WORK, INC.
               (Exact Name of Registrant as Specified in Charter)


                DELAWARE                                  13-3045573
     (State or Other Jurisdiction of                   (I.R.S. Employer
     Incorporation or Organization)                 Identification Number)

             456 North 5th Street, Philadelphia, Pennsylvania 19123
                                 (215) 873-2200
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                         Rebecca C. Matthias, President
                              456 North 5th Street
                        Philadelphia, Pennsylvania 19123
                                 (215) 873-2200
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 ---------------

         Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of this Registration Statement.

                                 ---------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                 Proposed Maximum         Proposed Maximum
     Title of Shares to be                                           Aggregate                Aggregate               Amount of
           Registered             Amount to be Registered        Price Per Share (1)      Offering Price (1)       Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01              26,784                     $ 7.56                $ 202,487.00               $ 60.00
per share
====================================================================================================================================

(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

         This Post-Effective Amendment No. 1 to the Registration Statement (Registration No. 333-53909) is being filed solely to file the Registration Rights Agreement filed as Exhibit 4.1


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.   Exhibits


   4.1 Registration Rights Agreement, dated as of June 9, 1998, by and among the Company and certain of the Selling Stockholders

   5.1     Opinion of Pepper Hamilton LLP

  23.1     Consent of Arthur Andersen LLP

  23.2     Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

  24.1 Power of Attorney (see Signatures and Power of Attorney on pages II-4 and II-5)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philadelphia, Pennsylvania, on July 31, 1998.

                                           MOTHERS WORK, INC.


                                           By: /s/ Dan W. Matthias
                                              ----------------------------------
                                              Dan W. Matthias
                                              Chairman of the Board and
                                              Chief Executive Officer


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dan W. Matthias and Rebecca C. Matthias, and each or any of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on July 31, 1998 in the capacities indicated.


                                           /s/ Dan W. Matthias
                                           -------------------------------------
                                           Dan W. Matthias
                                           Chairman of the Board and
                                           Chief Executive Officer (the
                                           principal executive officer)



                                           /s/ Rebecca C. Matthias
                                           -------------------------------------
                                           Rebecca C. Matthias
                                           President, Chief Operating Officer
                                           and Director


                             [EXECUTIONS CONTINUED]

                                           /s/ Thomas Frank
                                           -------------------------------------
                                           Thomas Frank
                                           Chief Financial Officer and Vice
                                           President - Finance (the principal
                                           financial officer and the principal
                                           accounting officer)



                                                              *
                                           -------------------------------------
                                           Verna K. Gibson
                                           Director



                                                              *
                                           -------------------------------------
                                           Joseph A. Goldblum
                                           Director



                                                              *
                                           -------------------------------------
                                           Elam M. Hitchner, III
                                           Director



                                                              *
                                           -------------------------------------
                                           Walter F. Loeb
                                           Director



                                                              *
                                           -------------------------------------
                                           William L. Rulon-Miller
                                           Director



                             *By: /s/ Dan W. Matthias
                                  -----------------------
                                  Dan W. Matthias
                                  Attorney-in-fact